UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — April 2, 2014

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, New York, New York 10151

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Fifth Supplemental Indenture

On April 2, 2014, MDC Partners Inc. (“MDC” or the “Company”) issued an additional $75 million aggregate principal amount of its 6.75% Senior Notes due 2020 (the “New Notes”). The New Notes are guaranteed on a senior unsecured basis by all of MDC’s existing and future restricted subsidiaries that guarantee, or are co-borrowers under or grant liens to secure, MDC’s senior secured revolving credit facility, as guarantors (the “Guarantors”). The New Notes are a follow-on issue to the $660 million aggregate principal amount of the Company’s 6.75% Senior Notes due 2020 issued on March 20, 2013 and November 15, 2013 (the “Existing Notes”). The New Notes were sold in a private placement in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes were issued as additional notes pursuant to a Fifth Supplemental Indenture, dated as of April 2, 2014 (the “Fifth Supplemental Indenture”), among MDC, the Guarantors and The Bank of New York Mellon, as trustee, which supplements the base indenture (the “Base Indenture”), dated as of March 20, 2013. The Fifth Supplemental Indenture provides that the New Notes are identical in all terms and conditions to the Existing Notes except as to issue date and the issue price.

The Base Indenture, as supplemented by the Fifth Supplemental Indenture, includes covenants that, among other things, restrict MDC’s ability and the ability of its restricted subsidiaries (as defined in the Indenture) to incur or guarantee additional indebtedness; pay dividends on or redeem or repurchase the capital stock of MDC; make certain types of investments; create restrictions on the payment of dividends or other amounts from MDC’s restricted subsidiaries; sell assets; enter into transactions with affiliates; create liens; enter into sale and leaseback transactions; and consolidate or merge with or into, or sell substantially all of MDC’s assets to, another person. These covenants are subject to a number of important limitations and exceptions. The New Notes are also subject to customary events of default, including cross-payment default and cross-acceleration provisions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On April 2, 2014, MDC issued a press release announcing the completion of its offering, in a private placement, of the New Notes. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1

Fifth Supplemental Indenture, dated as of April 2, 2014, to the Indenture, dated as of March 20, 2013, among the Company, the Note Guarantors and The Bank of New York Mellon, as trustee, including the form of 6.75% Senior Notes due 2020.

99.1	Text of press release issued by MDC Partners Inc. on April 2, 2014 regarding the completion of the offering of its New Notes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: April 2, 2014	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Name:Mitchell Gendel
Title: General Counsel & Corporate Secretary